UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material pursuant to 240.14a-12

Benihana Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than registrant)

Payment of filing fee   (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

1      Set forth the amount on which the filing fee is calculated and state how it was determined.

EXPLANATORY NOTE

This Schedule 14A is being filed solely to disclose the following notice, which was included in materials sent on or about October 22, 2007 to registered stockholders of the Company (and not beneficial stockholders whose shares of our Common Stock and Class A Stock are held in street name by a broker) because such registered stockholders, due to a clerical error, received incorrect forms of proxy in the materials sent to them on or about October 2, 2007.

BENIHANA INC.
8685 NORTHWEST 53RD TERRACE
MIAMI, FLORIDA 33166

IMPORTANT NOTICE

TO THE STOCKHOLDERS OF BENIHANA INC.:

DUE TO A CLERICAL ERROR, YOU WERE PREVIOUSLY SENT A DEFECTIVE FORM OF PROXY.

WHETHER OR NOT YOU HAVE PREVIOUSLY COMPLETED AND RETURNED A PROXY, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY. YOUR RETURN OF A PROPERLY EXECUTED PROXY WILL SUPERSEDE ANY PROXY YOU PREVIOUSLY SUBMITTED.

IF YOU PREVIOUSLY SUBMITTED A FORM OF PROXY AND DO NOT RESUBMIT, YOUR VOTE WILL NOT BE COUNTED TOWARD THE ELECTION OF DIRECTORS, BUT WILL BE COUNTED TO DETERMINE IF A QUORUM IS PRESENT AND WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AS TO OTHER MATTERS BROUGHT AT THE ANNUAL MEETING.

PLEASE DISREGARD ANY STATEMENT TO THE CONTRARY IN THE ENCLOSED NOTICE OF AMENDMENT TO THE PROXY STATEMENT.

WE URGE ALL STOCKHOLDERS TO VOTE ON ALL MATTERS AT THE MEETING BY COMPLETING AND RETURNING THE ENCLOSED FORM OF PROXY.

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FOR YOUR CONVENIENCE, ELECTRONIC AND TELEPHONIC VOTING IS AVAILABLE.  INSTRUCTIONS ARE SET FORTH ON THE ENCLOSED FORM OF PROXY.